                                                                    EXHIBIT 10.8

         SUBLEASE BETWEEN CARDIMA, INC. AND TARGET THERAPEUTICS, INC.

1.  PARTIES.

    This Sublease, dated November 14, 1996 is made between Cardima, Inc., a Delaware corporation ("Sublessor"), and Target Therapeutics, Inc., a Delaware corporation ("Sublessee").

2.  MASTER LEASE.

    Sublessor is the Tenant under a written lease dated April 25, 1992, wherein the State of California Public Employee's Retirement System ("Landlord") leases to Sublessor the real property commonly known as 47266 Benicia Street, Fremont, CA 94538, and consisting of approximately 44,810 square feet of office, R&D and warehouse space (the "Premises"). Said lease, as amended by that certain Lease Amendment No. 1, dated September 28, 1994 (collectively, the "Master Lease"), is attached hereto as Exhibit "A".
                                                              ----------

3.  PREMISES.

    Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, on the terms and conditions set forth in this Sublease, that portion of the Premises depicted on Exhibit "B" attached hereto (the
                                        ----------
    "Subleased Premises"). The parties stipulate that the Subleased Premises contains approximately 6,695 rentable square feet of warehouse space.

4.  WARRANTY BY SUBLESSOR.

    Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, to Sublessor's knowledge, the default or breach of any of the provisions of the Master Lease,and that Sublessor has no knowledge of any claim by Landlord that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.  TERM.

    5.1  Commencement.
         ------------

              5.1.1 The term of the Sublease (the "Term") shall commence on November 15, 1996 (the "Commencement Date"), and end on November 14, 1997 (the "Termination Date"), unless otherwise sooner terminated in accordance with provisions of this Sublease.

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    5.2    Renewal.  At the Termination Date, the Term may be extended for
           -------
    successive periods of one (1) year each provided that: (a) Sublessee shall
                                            -------------
    give Sublessor written notice of its intent to extend the Term not less than ninety (90) days prior to the expiration of the then existing Term, (b) Sublessor and Sublessee shall mutually consent to the extension of the Term, and the amount of the rent to be paid by Sublessee during such extension,
    (c) the unexpired term of the Master Lease, as of the commencement of each extended Term, shall not be less than one (1) year, and (d) there shall be no Event of Default by Sublessee hereunder either as of the date of exercise of any such extension option or as of the date on which the ensuing Term extension would otherwise commence. If the Term of this Sublease is so extended, Sublessor and Sublessee shall enter into a written amendment of this Sublease setting forth the commencement and expiration dates of the Term as so extended and any other modifications of this Sublease to which the parties may agree. Notwithstanding anything in this Sublease to the contrary, the Term of this Sublease shall not be extended beyond the expiration or sooner termination of the Master Lease, and Sublessor shall have no obligation to extend the term of the Master Lease.

    5.3    Cancellation.  At any time during the Term, either party may cancel
           ------------
    this Sublease by giving the other party not less than six (6) months prior written notice of cancellation; provided, however, that no notice of cancellation from Sublessee shall be effective if there is an uncured Event of Default by Sublessee existing as of the date on which such cancellation would otherwise be effective, and such cancellation shall be effective only as of the date that such Event of Default is cured. No cancellation of this Sublease pursuant to this provision shall relieve either party of any of its obligations or liabilities which have accrued under this Sublease prior to, and remain unsatisfied as of, the effective date of such cancellation.

6.  RENT.

    6.1    Minimum Rent.  Beginning on November 15, 1996, (the "Rent Start
           -----------
    Date"), Sublessee shall pay to Sublessor, without deduction, setoff, notice, or demand, at the address of Sublessor provided in Section 12 hereof, the sum of Four-Thousand Five-Hundred Fifty-Two Dollars and Sixty Cents ($4,552.60) minimum monthly rent ("Monthly Rent").

    Monthly Rent shall be due and payable to Sublessor in lawful money of the United States, in advance, on the first (1st) day of each calendar month of the Term.

    6.2    Prorations.  If the Commencement Date is not the first (1st) day of a
           ----------
    month, or if the expiration of the Term of this Sublease is not the last day of a month, a prorated installment of Monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which the Term commences or terminates.

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

    6.3    Operating Expenses.  Sublessee shall pay to Sublessor, as Additional
           ------------------
    Rent, Fifteen percent (15%) of the Operating Expenses, as described in Paragraph 7.1 of the Master Lease, as and when such Operating Expenses are payable by Sublessor to Landlord. Sublessor shall provide notice to Sublessee of the required payments promptly following receipt of notice thereof from Landlord.

    6.4    Sublessor's Maintenance Costs.  In addition to the payment required
           -----------------------------
    under Section 6.4 hereof, Sublessee shall pay to Sublessor, as Additional Rent, Eighteen percent (18%) of all costs incurred by Sublessor in the operation and maintenance of the Premises ("Sublessor's Maintenance Costs") which are not included among the Operating Expenses.

    Sublessor shall provide to the Subleased Premises water, gas electricity, heat, light, power, refuse pickup, janitorial service and all other utilities, materials, and services provided to or utilized by Sublessor in the operation and maintenance of the Premises, and reasonably applicable to the Subleased Premises, and Sublessor's Maintenance Costs shall include the reasonable cost of providing such services. Sublessor will provide Sublessee a detailed monthly invoice of such charges. Sublessee agrees to pay Sublessor the amount due under such invoice within thirty (30) days of invoice date.

    6.5    Late Payment Charges.  If any installment of Monthly Rent or any
           --------------------
    payment of Additional Rent or any other sums due from Sublessee hereunder is not received by Sublessor in good funds by the fifth (5th) calendar day from the applicable due date, Sublessee shall pay to Sublessor an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that such amount remains unpaid.

    6.6    General Rent Payment Terms.  All Monthly Rent and Additional Rent
           --------------------------
    shall be paid to Sublessor in lawful money of the United States, at Sublessor's address provided in Section 12 hereof, without abatement, deduction, claim or offset, and without prior notice, invoice or demand, except as specifically provided herein.


7.  SECURITY DEPOSIT.

    Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Seven Thousand Five Hundred and no/100 Dollars ($7,500.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within fifteen (15) days after written demand Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's

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     failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interests in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Subleased Premises, or any final adjustment pursuant to Subsection 6.2, 6.3, 6.4 and
     6.5 hereof has been made, whichever shall last occur, and provided there is no Event of Default on the part of Sublessee hereunder, the Security Deposit, or so much thereof as had not theretofore properly been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

 8.  USE OF SUBLEASED PREMISES.

     The Subleased Premises shall be used and occupied only for storage of Sublessee's goods, manufacturing and office equipment and office files, and related uses, and for no other use or purpose. Sublessee may perform alterations, additions or improvements only with the prior written consent of the Sublessor, which shall not be unreasonably withheld and, if consent is required under the Master Lease, with the prior written consent of the Landlord. Any such alterations, additions or improvements will be made at the expense of Sublessee, and will remain the property of Sublessee, subject to any provisions of the Master Lease requiring the surrender of such alterations, additions or improvements to the Landlord.

 9.  ASSIGNMENT AND SUBLETTING.

     Sublessee shall not assign this Sublease or further sublet all or any part of the Subleased Premises without the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed (and the consent of Landlord, if such is required under the terms of the Master Lease).

10.  OTHER PROVISIONS OF SUBLEASE.

     10.1  Terms of Sublease.  This Sublease is subject and subordinate to the
           -----------------
     terms and conditions of the Master Lease. All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease, with each reference therein to Landlord deemed to mean Sublessor, each reference to Tenant therein deemed to mean Sublessee, each reference to the Premises deemed to mean the Subleased Premises, and each reference therein to the Lease deemed to mean this Sublease. Sublessee assumes and agrees to perform the Tenant's obligations under the Master Lease during the Term to the extent that such obligations are incorporated herein. Sublessee shall not commit or suffer any act or omission that will violate any provision of the Master Lease. Sublessor shall exercise reasonable diligence in attempting to cause Landlord to perform its obligations under the Master Lease for the benefit of Sublessee, but shall have no liability to Sublessee for any default of Landlord under the Master Lease or any

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     breach by Landlord under the Master Lease, except to the extent resulting from the acts or omissions of Sublessor.

     10.2  Incorporation of Master Lease Terms.
           -----------------------------------

           10.2.1 Notwithstanding the foregoing, the following provisions of the Master Lease are not incorporated herein: the Basic Lease Provisions summary page, Paragraphs 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 4.1, 4.2, 4.6, Rider
     14.1, 15.7, 15.8, 21.27, Lease Rider No. One, Exhibit A, Exhibit C, Exhibit C, Exhibit D, Exhibit E, and Exhibit L. With respect to the representations and warranties made pursuant to Paragraph 6.8 of the Master Lease and incorporated herein, the parties acknowledge that Sublessor has undertaken no independent investigation of the accuracy of those representations and warranties.

           10.2.2 For purposes of incorporation into this Sublease, the terms of the Master Lease are subject to the following additional modifications:
     (i) in all provisions of the Master Lease requiring the approval or consent of Landlord, Sublessee shall be required to obtain the approval or consent of Landlord and Sublessor, which shall be subject to the same standard of approval as would apply to the approval of Landlord under the Master Lease,
     (ii) in all provisions of the Master Lease requiring the Tenant to submit, exhibit, supply or provide to Landlord evidence, certificates or any other matter or thing, Sublessee shall be required to submit, exhibit, supply or provide, as the case may be, the same to both Landlord and Sublessor. In any such instance, Sublessor shall determine, according to the same standard applicable to Landlord under the Master Lease, if such evidence, certificate or other matter or thing shall be satisfactory, (iii) in all provisions of the Master Lease obligating Landlord to provide to Tenant statements, certificates, or other documents or information, Sublessor shall provide to Sublessee copies of such statements, certificates or other documents or information immediately following receipt from Landlord, insofar as they are applicable to this Sublease, (iv) any rent abatement, refund, credit, or other amount that may be allowed or become due from Landlord to the Tenant under the Master Lease shall be allowed, refunded or credited by Sublessor to Sublessee only to the extent applicable to Sublessee's occupancy of the Premises pursuant to this Sublease and only if and to the extent allowed to or received by Sublessor under the Master Lease. Without limiting the foregoing, in no event shall Sublessee have any right or claim to any abatement, refund, credit, or other amount that may be allowed or become due from Landlord to Sublessor with respect to any portion of the Premises not included within the Subleased Premises, and (v) Sublessor shall have no obligation, pursuant to Article XII of the Master Lease, to restore or rebuild any portion of the Premises after any damage or destruction or, pursuant to Article XIII, after any taking by eminent domain, except as expressly set forth therein.

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

     10.3  Termination of Master Lease.  If the Master Lease terminates, this
           ---------------------------
     Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, except for such liability as may have accrued and remained unsatisfied as of the date of termination. If the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Sublessor shall provide to Sublessee a copy of any notice of default of the obligations of Sublessor under the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Premises or the building or project of which the Premises, are a part, subject to Section 10.5(ii) below, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

     10.4  Representations Regarding Master Lease.  Sublessor represents and
           --------------------------------------
     warrants (i) that the document attached as Exhibit A to this Sublease is a
                                                ---------
     true, correct and complete copy of the Master Lease, and that the Master Lease represents the entire agreement between Sublessor and Landlord with respect to the lease of the Subleased Premises, and (ii) Sublessor has not assigned, encumbered or otherwise transferred any interest of Tenant under the Master Lease.

     10.5  Master Lease Obligations.  During the term of this Sublease,
           ------------------------
     Sublessor: (i) shall perform all obligations of the Tenant under the Master Lease, insofar as such obligations are applicable to this Sublease, (ii) shall not terminate the Master Lease without the express written consent of Sublessee, except following an event of damage or destruction which would permit Sublessor to terminate the Master Lease pursuant to Paragraph 12.3 thereof, and which event of damage or destruction affects the Premises and not the Subleased Premises, and (iii) shall not amend, modify or alter any terms or conditions of the Master Lease which may affect the use or operation by Sublessee of the Subleased Premises, without the consent of Sublessee. Sublessee's consent hereunder shall not be unreasonably withheld or delayed.

     10.6  Default by Sublessor under Master Lease.  Effective as of the date
           ---------------------------------------
     that Sublessee receives written notice that a default by Sublessor has occurred under the Master Lease, or under this Sublease, Sublessee shall be entitled (i) to withhold from any payments of Monthly Rent due to Sublessor hereunder an amount reasonably estimated by Sublessee as necessary to cure such default, until such time as Sublessee shall have received reasonably satisfactory written evidence from Landlord that the default under the Master Lease has been cured, or until such time as the default of Sublessor hereunder is cured, and (ii) to apply such sums as are reasonably necessary to cure such default (but without any obligation on the part of Sublessee to cure any such default). Sublessee shall have no duty to investigate the veracity of any alleged notice of default of Sublessor received by Sublessee. Immediately following receipt of evidence that Sublessor's default under the Master Lease and/or the Sublease has been cured, Sublessee shall pay to Sublessor all amounts withheld hereunder, less any sums expended by Sublessee in curing such defaults, together with invoices or other evidence confirming all sums so paid by Sublessee.

     Sublessor shall indemnify, defend and hold harmless Sublessee from and against any loss, cost, demand, or liability, including attorney's fees and expenses resulting directly or indirectly from the (i) negligence or willful misconduct of Sublessor, its agents or contractors, or (ii) a breach of the obligations of Sublessor hereunder or as Tenant under the Master Lease.

11.  ATTORNEYS' FEES.

     If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12.  NOTICES.

     All notices and demands which are required or permitted to be given by either party hereunder shall be in writing. All notices and demands shall be (i) personally delivered (including delivery by courier or overnight delivery service), (ii) sent by facsimile or telecopy transmittal and confirmed by United States mail, as provided in the next clause, or (iii) sent by United States mail, postage prepaid, to the address noted below for the respective parties, or to such other place as either party may from time to time designate in a notice to the other. Notices and demands sent by personal delivery shall be deemed effective upon delivery to the addressee, and notices sent by facsimile or telecopy transmission shall be deemed effective upon transmission to the addressee, and electronic or telephonic confirmation of receipt. Notices and demands sent by the United States mail shall be deemed effective on the third (3rd) business day following deposit in the United States mail in the manner required herein.

     To Sublessor:  47266 Benicia Street, Fremont, CA  94538
                    Attention:   Controller
                    Telephone:   510/354-0300
                    Facsimile:   510/657-4476

     To Sublessee:  47201 Lakeview Blvd., Fremont, CA  94538-5120
                    Attention:   Chief Financial Officer
                    Telephone:   510/440-7784
                    Facsimile:   510/440-7630

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

13. PARKING.

    Sublessee shall have the non-exclusive right to use, in common with Sublessor and other occupants of the property of which the Premises are a part, a number of parking spaces among the total number of parking spaces allocated to Sublessor under the Master Lease which is reasonably adequate for the use by Sublessee of the Subleased Premises.

14. CONSENT BY LANDLORD.

    Sublessor represents and warrants to Sublessee that the consent of Landlord to the transaction contemplated by this Sublease is not required.

IN WITNESS WHEREOF the parties have executed this Sublease intending to be bound as of the date first set forth above.

    SUBLESSOR:                                SUBLESSEE:

    CARDIMA, INC.,                            TARGET THERAPEUTICS, INC.,
    A Delaware corporation                    A Delaware corporation

        /s/CARDIMA, INC.                          /s/TARGET THERAPEUTICS, INC.
    By:_______________________________        By:______________________________


    Title:____________________________        Title:___________________________

EXHIBIT A: Master Lease

EXHIBIT B: Subleased Premises Floor Plan

                            LEASE AMENDMENT NO. 1

        This Lease Amendment No. 1 (the "Amendment"), dated September 28, 1994 for reference only, is made by and between STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM ("Landlord"), and CARDIMA, INC., a California Corporation ("Tenant"), on the basis of the facts, intentions and understandings of the parties set forth in the following Recitals.

                                  Recitals
                                  --------

        A. Landlord and Tenant have heretofore entered into that certain Standard Form Lease (Industrial; Multi-Tenant; Net), dated as of April 25, 1994 (the "Lease"), providing for the lease by Tenant of the premises located at 47266 Benicia Street, Fremont, California 94538 (the "Premises").

        B. The parties desire to amend the Lease in certain respects to provide, among other things, for the sublease of a portion of the Premises to Target Therapeutics, Inc. and to modify the provisions of the Lease relating to the determination of the date on which the term of the Lease shall commence.

                                  Agreement
                                  ---------

        NOW, THEREFORE, for and in consideration of the mutual covenants set forth in this Amendment, and for other valuable consideration the receipt and sufficiency of which are acknowledged, Landlord and Tenant hereby amend the Lease as follows:

        1. Definitions. Capitalized terms used in this Amendment without
           -----------
definition have the same meanings as are ascribed to such terms in the Lease.

        2. Commencement of Lease. Section 3.2 of the Lease is amended to
           ---------------------
provide that the Commencement Date shall occur on the first to occur of the dates set forth in subclauses (i) or (ii) thereof or November 15, 1994.

        3. Permitted Lease Transfers. Rider 14.1, subsection (a) (i), of the
           -------------------------
Lease is amended to read in its entirety as follows:

           (i) any assignment of this Lease or sublease of all or a portion of the Premises to either (A) Target Therapeutics, Inc., or (B) any entity which is controlled by, under common control with, or controls Tenant ("control" being defined as the ownership of equity interests constituting fifty percent (50%) or more of the total voting power of all outstanding equity interests of the entity over which control is asserted);

        4. Subtentant Improvements. In connection with the proposed sublease
           -----------------------
of a portion of the Premises to Target Therapeutics, Inc. ("Subtenant"), Subtenant may (a) install a chain link demising wall separating its subleased portion of the Premises from the remainder of the Premises, (b) install its trade fixtures and equipment within its subleased portion of the Premises, and (c) store within its subleased portion of the Premises equipment, materials and supplies, without such installation and storage constituting occupancy of the Premises for purposes of determining the Commencement Date.

        5. Continuation of Lease. As amended by this Amendment, all terms and
           ---------------------
conditions of the Lease shall remain unchanged and in full force and effect.

        6. General Provisions.
           ------------------

           6.1 Captions. Captions and headings used in this Amendment are for
               --------
convenience of reference only and shall not affect the meaning or interpretation of any provision of this Amendment.

           6.2 Counterparts. This Amendment may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, and together which shall constitute but one and the same agreement.

           6.3 Recitals. The Recitals set forth in this Amendment are
               --------
incorporated into and made a part of this Amendment.

        Landlord and Tenant have caused this Amendment to be executed by their respective duly authorized officers on the date set forth opposite their respective signatures below.


                                        Landlord:

Date:______________________, 1996       STATE OF CALIFORNIA PUBLIC
                                        EMPLOYEES' RETIREMENT SYSTEM

                                        By:  Alex. Brown Kleinwort Benson
                                             Realty Advisors Corporation,
                                             its duly authorized agent

By:_______________________________      By:_______________________________
Name:_____________________________      Name:_____________________________
Its:______________________________      Its:______________________________

                                        Tenant:

Date:______________________, 1996       CARDIMA, INC.
                                        a California corporation

                                        By:_______________________________
                                        Name:_____________________________
                                        Its:______________________________

                                   EXHIBIT B

                      [FLOOR PLAN OF SUBLEASED PREMISES.]